                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-24577, 333-37733 and 333-70933
on Form S-8 and 333-20029-01, 333-49079 and 333-70943 on Form S-3 of Watson
Pharmaceuticals, Inc. of our report dated February 4, 1998 (relating to the consolidated financial statements of Somerset Pharmaceuticals, Inc. and subsidiaries as of December 31, 1997 and for the year then ended) appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
March 29, 2000